                                 Exhibit 4.6

                             DATED JULY 12 2006




                               THE COVENANTORS

                                     AND
                       VICEROY ACQUISITION CORPORATION


                                     AND


                             KBC PEEL HUNT LTD.











            -----------------------------------------------------

                                LOCK-IN DEED

                     RELATING TO SHARES AND WARRANTS IN

                       VICEROY ACQUISITION CORPORATION

          --------------------------------------------------------




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THIS DEED is dated July 2006 and is made AMONG:

(1) The persons whose names are stated in Schedule 1 (each a "COVENANTOR" and together the "COVENANTORS");

(2) VICEROY ACQUISITION CORPORATION, a corporation organised under the laws of the State of Delaware pursuant to the Delaware General Corporation Law, whose principal place of business is 8235 Forsyth Boulevard, Suite 400, St. Louis, Missouri 63105 (the "COMPANY"); and

(3) KBC PEEL HUNT LTD., whose registered office is at 111 Old Broad Street, London EC2N 1PH ("PEEL HUNT").

WHEREAS

(A) The Company proposes to raise funds by the Placing of the Units for cash and is proposing to seek the admission of its entire issued and to be issued share capital and Warrants of the Company to trading on AIM.

(B) Subject to the terms of this Deed, the Covenantors have agreed with the Company and Peel Hunt to enter into certain restrictions with regard to the disposal by them (or any of their Associates) of the Locked-in Shares and Warrants.

1        DEFINITIONS AND INTERPRETATIONS

1.1 The following expressions used in this Deed shall have the following meanings:

"ADMISSION"                        means the admission of the entire issued
                                   and to be issued share capital and the
                                   Warrants of the Company to trading on AIM becoming effective in accordance with
                                   Rule 6 of the AIM Rules;

"ADMISSION DOCUMENT"               means the document in the agreed form to
                                   be issued by the Company in connection
                                   with Admission;

"AIM" means the Alternative Investment Market operated by the London Stock Exchange;

"AIM RULES"                        means the rules published by the London
                                   Stock Exchange governing admission to AIM, and the regulation of AIM companies and their nominated advisers, as amended or reissued from time to time;

"ASSOCIATE"                        means, in relation to any Covenantor,
                                   their associates as defined in the
                                   definition of "related party" in Schedule
                                   9 of the AIM Rules;

"BUSINESS DAY"                     means a day on which dealings take place
                                   on the London Stock Exchange;

"COMMON SHARES"                    means the shares of common stock, par
                                   value $0.0001 each, in the capital of the Company (or such other nominal amount of the Company's common stock


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                                   following any consolidation, sub-division,
                                   repayment or reduction of capital or other event giving rise to an adjustment of the nominal amount of such common shares hereafter), including any such shares allotted (whether or not subject to any condition) but not yet issued;

"DISPOSAL"                         includes any sale, transfer, mortgage,
                                   assignment, grant of options over,
                                   charge, pledge, or other disposal or an
                                   agreement to sell, transfer, mortgage,
                                   assign, grant options over, charge,
                                   pledge or otherwise dispose, or any
                                   transaction which has the same economic
                                   effect as any of the foregoing
                                   (including, without limitation, any swap or contract for differences) and
                                   "DISPOSE" shall be construed accordingly;

"LOCKED-IN SHARES AND WARRANTS"    means:

                                   (a)  the Common Shares or Warrants held
                                        or controlled, whether directly or
                                        indirectly, by the Covenantors or
                                        any of their Associates on or
                                        immediately following the date of
                                        Admission;

                                   (b)  any additional Common Shares or
                                        Warrants allotted or issued to
                                        and/or acquired by the Covenantors
                                        or any of their Associates up to and
                                        including the Relevant Date; and

                                   (c)  any additional Common Shares issued
                                        to the Covenantors or any of their
                                        Associates pursuant to the
                                        conversion of any convertible debt
                                        securities, Warrants, options or
                                        similar rights held by it on the
                                        date of Admission;

"LONDON STOCK EXCHANGE"            means London Stock Exchange plc;

"PLACING"                          means the proposed placing of Units
                                   pursuant to the Placing Agreement;

"PLACING AGREEMENT"                means the agreement of even date herewith
                                   between the Company, the directors of the Company, Peel Hunt and CRT Capital Group
                                   LLC, relating to the Placing;

"RELEVANT DATE"                    means the date falling 12 calendar months
                                   after the date of Admission;

"UNIT"                             means a unit of one Common Share and one
                                   Warrant; and

"WARRANTS"                         means the warrants issued by the Company
                                   giving each holder the right to one
                                   Common Share.

                                     2

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1.2      References to clauses and schedules are, unless otherwise stated, to clauses of and schedules to this Deed.

1.3 References to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date hereof) and shall include any provisions of which they are re-enactments (whether with or with out modification) and any subordinate legislation made under such provisions.

1.4 Words importing the singular include the plural and vice versa, words importing any gender include every gender and references to persons include bodies corporate or unincorporated, unincorporated associations and partnerships.

1.5 The headings to the clauses are for convenience only and have no legal effect.

1.6      The obligations of the Covenantors under this Deed are several.

2        CONDITION

2.1 The obligations of the parties to this Deed are conditional upon Admission.

2.2 If the condition set out in Clause 2.1 is not fulfilled by July 31, 2006, this Deed shall cease and determine and no party to this Deed shall have any claim against any other party to this Deed for costs, damages, compensation or otherwise.

3        LOCK-IN PROVISIONS AND ORDERLY MARKET

3.1 Each Covenantor undertakes to the Company and Peel Hunt that it will not, and will procure that its Associates will not, prior to the Relevant Date, Dispose of, or agree to Dispose of, directly or indirectly, any of the Locked-in Shares and Warrants or any interest in or right to them, except with the prior written consent of the Company and Peel Hunt (which consent will only be given where a derogation from Rule 7 of the AIM Rules has been granted by the London Stock Exchange) and subject to the orderly market provisions set out in clause 3.2 below, save for any of the following:

         3.1.1 any Disposal resulting from an acceptance of an offer for the entire issued share capital of the Company or the giving of an irrevocable undertaking to accept an offer for the entire issued share capital of the Company (in either case excluding Common Shares already held by the offeror) which has either been recommended for acceptance by the directors of the Company or has become unconditional as to acceptances, provided that nothing in this clause shall exclude a Covenantor from giving an irrevocable undertaking to accept an offer for the entire issued share capital of the Company which is conditional upon such offer becoming or being declared unconditional in all respects and being recommended for acceptance by the directors of the Company;

         3.1.2 any Disposal for which a derogation from Rule 7 of the AIM Rules has been granted by the London Stock Exchange pursuant to or in connection with an offer by the Company for the purchase or redemption of its own share capital in accordance with applicable law and the AIM Rules;

                                     3

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         3.1.3    any Disposal of Common Shares pursuant to an intervening
                  court order; or

         3.1.4    any Disposal on the death of a Covenantor.

3.2 For a period of 12 calendar months after the Relevant Date or in circumstances where Peel Hunt has given consent to a sale pursuant to clause 3.1, if a Covenantor wishes to Dispose of any of the Locked-in Shares and Warrants, then in order to maintain an orderly market, any such Disposal shall be effected through Peel Hunt in its capacity as the Company's nominated broker under the AIM Rules, provided that:

         3.2.1 Peel Hunt is, at the time of such proposed Disposal, authorised by the Financial Services Authority to effect such Disposal;

         3.2.2 in the execution of such Disposal, Peel Hunt offers competitive pricing and trading terms for the quantity of Locked-in Shares and Warrants being Disposed based on market terms quoted by any other reputable stockbroker or dealer in securities in the United Kingdom in respect of such Disposal; and

         3.2.3 if Peel Hunt are no longer the Company's broker, then the benefits and obligations of this clause 3.2 shall pass to any successor nominated broker to the Company which has replaced Peel Hunt.

3.3 Any sale pursuant to clause 3.2 above shall be effected by Peel Hunt within three (3) Business Days of the receipt by Peel Hunt of notification from the Covenantor of its intention to sell any of the Locked-in Shares and Warrants. In the event that such sale is not effected within three (3) Business Days in accordance with this clause, the Covenantor shall be entitled to sell the Locked-in Shares and Warrants through any other stockbroker or dealer in securities.

4        UNDERTAKINGS

4.1      Each Covenantor agrees that:

         4.1.1 if any of the Locked-In Shares and Warrants beneficially owned by such Covenantor are registered in the name of any other person, it shall procure that such person complies with the obligations set out in this Deed as though it were a party to this Deed;

         4.1.2 if it holds Locked-In Shares and Warrants as nominee for any other person, it shall use its reasonable endeavours to procure that such person complies with the obligations set out in this Deed as though it were a party to this Deed; and

         4.1.3 the restriction on Disposals and the other provisions in this Deed will be binding on each such person and its successors and assigns.

4.2 Each Covenantor consents to the inclusion in the Admission Document of references to this Deed and a summary of its contents.

                                     4

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5        WARRANTIES

5.1 Each Covenantor warrants that it has full power and authority to undertake its obligations set out in this Deed.

5.2 Each Covenantor warrants that upon Admission, it will be the registered holder of the number of Common Shares and Warrants set out next to its name in Schedule 1.

6        GENERAL

6.1 This Deed shall be governed by and construed in accordance with English law. The parties hereby submit for all purposes connected herewith to the non-exclusive jurisdiction of the High Court of Justice in England in relation to any matter arising out of this Deed. All parties expressly waive any objections to such jurisdiction on the ground of venue.

6.2 This Deed is personal to the parties hereto and may not be assigned by any party without the prior written consent of the other parties hereto. This Deed is binding on and enures for the benefit of the successors and permitted assigns of the parties.

6.3 If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part:

         6.3.1 either under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Deed; or

         6.3.2 under the law of any other jurisdiction, the legality, validity and enforceability of the remainder of this Deed shall not be affected.

6.4 At any time after the date of this Deed, each Covenantor shall, at the Company's expense, do such acts and things as the Company or Peel Hunt may reasonably require for the purpose of giving the Company or Peel Hunt the full benefit of all the provisions of this Deed in relation to the obligations of the Covenantors.

6.5 The Company agrees to take such action as Peel Hunt shall reasonably require to enforce the provisions of this Deed for the benefit of the Company.

6.6 No variation of this Deed shall be effective unless in writing and signed by or on behalf of each of the parties.

6.7 The parties to this Deed do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise, by any person who is not a party to this Deed.

6.8 This Deed may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

6.9 Save as specifically otherwise provided in this Deed, any notice to be given under this Deed shall be in writing and shall be delivered to or sent by registered or recorded post to the parties' respective addresses or registered offices as set out in Schedule 1 or as otherwise notified by them from time to time (in accordance with the provisions of this clause). Any such notice shall be deemed to be served when left at the address of the party to be served and, if sent by post to an address within the same country as


                                     5

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         the sender, on the Business Day next following the day of posting or, if sent by post to a country different to the country of posting, on the fifth Business Day following the date of posting. In proving the giving of notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted.

6.10 Each of the Covenantors and the Company appoints, without power of revocation, [Jordans Limited] of [20-22 Bedford Row, London WC1R 4JS, England] as its agent for service of process in England and Wales and hereby irrevocably consents to the service of process in any proceedings by delivery to such agent.

6.11 Each of the Covenantors acknowledges that any decision by Peel Hunt to withhold consent in accordance with the provisions of this Deed shall not form the basis of any claim against the Company or Peel Hunt for any damage, loss, cost or expense alleged to have been caused by such decision, unless Peel Hunt has not complied with its obligations, if any, to act reasonably in circumstances where its consent is required under this Deed.

6.12 Each of the Covenantors acknowledges that the remedies at law for breach or threat of breach of the provisions of Clauses 3 and/or 4 by any Covenantors may be inadequate, and that the Company and/or Peel Hunt shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions; such injunction or injunctions to be in addition to any other remedy to which the Company and/or Peel Hunt may be entitled at law or in equity.

         IN WITNESS whereof this Deed has been executed and delivered as a deed on the date first above written.


                                     6

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
                                                    SCHEDULE 1

                                                  THE COVENANTORS


------------------------------------------------------------------------------------------------------------------
     NAME AND CONTACT DETAILS OF                        NUMBER OF COMMON SHARES           NUMBER OF WARRANTS
             COVENANTOR                                    HELD AT ADMISSION               HELD AT ADMISSION
------------------------------------------------------------------------------------------------------------------
St. Albans Global Management Limited                           2,500,000
Partnership LLLP
8235 Forsyth Boulevard 4th Floor
Clayton, Missouri 63105
------------------------------------------------------------------------------------------------------------------
Lee E. Mikles Revocable Trust dated 3.26.96                    2,500,000
1801 Century Park East #460
Los Angeles, California 90067
------------------------------------------------------------------------------------------------------------------
Lee E. Mikles Gift Trust dated 10.6.99                          125,000
1801 Century Park East #460
Los Angeles, California 90067
------------------------------------------------------------------------------------------------------------------
Edwin Levy                                                      312,500
570 Lexington Avenue, 27th Floor
New York, New York 10022
------------------------------------------------------------------------------------------------------------------
Douglas D. Hommert Revocable Trust                              312,500
8235 Forsyth Boulevard 4th Floor
Clayton, Missouri 63105
------------------------------------------------------------------------------------------------------------------
Paul Anthony Novelly                                               0
8235 Forsyth Boulevard
Suite 400, Clayton
Missouri 63105
------------------------------------------------------------------------------------------------------------------
Lee E. Mikles                                                      0
1486 E. Valley Road
Santa Barbara
California 93108
------------------------------------------------------------------------------------------------------------------
Douglas D. Hommert                                                 0
8235 Forsyth Boulevard
Suite 400, Clayton
Missouri 63105
------------------------------------------------------------------------------------------------------------------
Thomas R. Evans                                                    0
477 Madison Avenue
Suite 430, New York
New York 10022
------------------------------------------------------------------------------------------------------------------


                                     7

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------------------------------------------------------------------------------------------------------------------
William J. Dore                                                    0
8000 Global Drive
Carlyss, LA 70665
------------------------------------------------------------------------------------------------------------------


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                     EXECUTED AS A DEED BY THE PARTIES:

EXECUTED and DELIVERED                      )
as a Deed by SAGM HOLDINGS, LLC             )
duly authorised to execute this document    )
as a DEED as general partner on behalf of   )
ST. ALBANS GLOBAL MANAGEMENT                )
LIMITED PARTNERSHIP LLLP                    )
in accordance with the laws of [o] Delaware )        /s/ Douglas D. Hommert
                                                     -------------------------
                                                     DOUGLAS D HOMMERT
                                                     Manager
/s/ Mary B. Hockle
----------------------------
Signature of Witness


Mary B. Hockle
----------------------------
Name of Witness


8235 Forsyth Blvd.
St. Louis, MO 63105
----------------------------
Address of Witness





EXECUTED and DELIVERED                      )
as a Deed by LEE E MIKLES                   )
duly authorised to execute this document    )
as a DEED as trustee on behalf of           )
THE LEE MIKLES REVOCABLE TRUST              )
DATED MARCH 26, 1996                        )
in accordance with the laws of [o]          )        /s/ Lee E. Mikles
                                                     -------------------------


/s/ Mason Campbell
----------------------------
Signature of Witness


Mason Campbell
----------------------------
Name of Witness


1071 Casitas Pass Rd
Carpinteria, CA 93013
----------------------------
Address of Witness

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EXECUTED and DELIVERED                      )
as a Deed by LEE E MIKLES                   )
duly authorised to execute this document    )
as a DEED as trustee on behalf of           )
THE LEE MIKLES GIFT TRUST DATED             )
OCTOBER 6, 1999                             )
in accordance with the laws of [o]          )        /s/ Lee E. Mikles
                                                     -------------------------


/s/ Mason Campbell
----------------------------
Signature of Witness


Mason Campbell
----------------------------
Name of Witness


1071 Casitas Pass Rd
Carpinteria CA
----------------------------
Address of Witness




EXECUTED and DELIVERED                      )
as a Deed by DOUGLAS D HOMMERT              )
duly authorised to execute this document    )
as a DEED as trustee on behalf of           )
THE DOUGLAS D. HOMMERT                      )
REVOCABLE TRUST                             )
in accordance with the laws of [o] Missouri )        /s/ Douglas D. Hommert
                                                     -------------------------


/s/ Mary B. Hockle
----------------------------
Signature of Witness


Mary B. Hockle
----------------------------
Name of Witness


8235 Forsyth Blvd.
St. Louis, MO 63105
----------------------------
Address of Witness

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Executed as a Deed by                       )
PAUL ANTHONY NOVELLY                        )
in his individual capacity                  )
in the presence of:                         )        /s/ Paul Anthony Novelly
                                            )        -------------------------


/s/ Mary B. Hockle
----------------------------
Signature of Witness


Mary B. Hockle
----------------------------
Name of Witness


8235 Forsyth Blvd.
St. Louis, MO 63105
----------------------------
Address of Witness







Executed as a Deed by                       )
EDWIN LEVY                                  )
in his individual capacity                  )
in the presence of:                         )        /s/ Edwin Levy
                                            )        -------------------------


/s/ Sherri Ann Cassara
----------------------------
Signature of Witness


Sherri Ann Cassara
----------------------------
Name of Witness


570 Lexington Ave.
New York, NY 10022
----------------------------
Address of Witness

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Executed as a Deed by                       )
DOUGLAS D. HOMMERT                          )
in his individual capacity                  )
in the presence of:                         )        /s/ Douglas D. Hommert
                                            )        -------------------------


/s/ Mary B. Hockle
----------------------------
Signature of Witness


Mary B. Hockle
----------------------------
Name of Witness


8235 Forsyth Blvd.
St. Louis, MO 63105
----------------------------
Address of Witness







Executed as a Deed by                       )
LEE E. MIKLES                               )
in his individual capacity                  )
in the presence of:                         )        /s/ Lee E. Mikles
                                            )        -------------------------


/s/ Mason Campbell
----------------------------
Signature of Witness


Mason Campbell
----------------------------
Name of Witness


1071 Casitas Pass Rd
Carpinteria, CA
----------------------------
Address of Witness

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Executed as a Deed by                       )
THOMAS R. EVANS                             )
in his individual capacity                  )
in the presence of:                         )        /s/ Thomas R. Evans
                                            )        -------------------------


/s/ M. Powderly
----------------------------
Signature of Witness


Michelle Powderly
----------------------------
Name of Witness


238 East 24th, 2D
New York, NY 10010
----------------------------
Address of Witness


Executed as a Deed by                       )
WILLIAM J. DORE                             )
in his individual capacity                  )
in the presence of:                         )        /s/ William J. Dore
                                            )        -------------------------


/s/ Melissa K. Fontenot
----------------------------
Signature of Witness


Melissa K. Fontenot
----------------------------
Name of Witness


P.O. Box 67
Sulphur, LA 70664
----------------------------
Address of Witness

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Executed as a Deed by Douglas D. Hommert    )     /s/ Douglas D. Hommert
[o], duly authorised to execute             )     -----------------------------
this document as a Deed on behalf of        )     Director
Viceroy Acquisition Corporation             )
in accordance with the laws of the          )     Witness:  /s/ Mary B. Hockle
State of Delaware                           )               -------------------

                                                  Name and Address
                                                  of Witness:
                                                            Mary B. Hockle
                                                            -------------------
                                                            8235 Forsyth Blvd.
                                                            -------------------
                                                            St. Louis, MO 63105
                                                            -------------------


Executed as a Deed by                       )     /s/
KBC Peel Hunt Ltd.                          )     -----------------------------
acting by:                                  )     Director

                                                  /s/
                                                  -----------------------------
                                                  Director/Secretary





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